UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

The sole purpose of this revised definitive proxy statement is to include Appendix A that was inadvertently omitted from the original filing made on May 13, 2013. No other changes have been made from the original filing.

May 13, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TripAdvisor, Inc. We will hold the Annual Meeting on Friday, June 28, 2013, at 10:30 a.m. local time at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109.

At the Annual Meeting, stockholders will be asked (1) to elect the seven directors named in this Proxy Statement, (2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013, (3) to approve the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as amended, and (4) to consider and act upon any other business that may properly come before the meeting and any adjournments thereof. The Board of Directors recommends a vote FOR proposals (1) through (3).

Your vote is very important to us. You may vote if you were a stockholder of record on May 1, 2013. You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on the website noted in the Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your stockholder identification number, which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

STEPHEN KAUFER

President and Chief Executive Officer

TRIPADVISOR, INC.

141 Needham Street

Newton, Massachusetts 02464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2013

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Friday, June 28, 2013, at 10:30 a.m. local time at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109 for the following purposes:

1. To elect the seven directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as TripAdvisor, Inc.’s independent registered public accounting firm for 2013;

3. To consider and approve the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as amended (the “2011 Plan”); and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TripAdvisor capital stock at the close of business on May 1, 2013 are entitled to notice of and to vote at the Annual Meeting and any at adjournments or postponements thereof.

In accordance with the rules of the Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about May 17, 2013, and provide access to our proxy materials over the Internet, beginning on May 17, 2013, to the holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

By order of the Board of Directors,

SETH J. KALVERT

Senior Vice President, General Counsel

and Secretary

May 13, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 28, 2013

This Proxy Statement and the 2012 Annual Report are available at:

http://ir.tripadvisor.com/annual-proxy.cfm

TRIPADVISOR, INC.

141 Needham Street

Newton, Massachusetts 02464

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2013

PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of TripAdvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by TripAdvisor’s Board of Directors for use at its 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “TripAdvisor,” the “Company,” “we,” “our” or “us” in this report are to TripAdvisor, Inc. An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2012, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

TripAdvisor’s principal offices are located at 141 Needham Street, Newton, Massachusetts 02464. This Proxy Statement is being made available to TripAdvisor stockholders on or about May 13, 2013.

Date, Time and Place of Meeting

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Friday, June 28, 2013, at 10:30 a.m. local time at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

General.    The Board of Directors established the close of business on May 1, 2013 as the record date for determining the holders of TripAdvisor stock entitled to notice of and to vote at the Annual Meeting. On the record date, 130,571,035 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, in (i) the election of five of the seven director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, and (iii) the approval of the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as amended (the “2011 Plan”). TripAdvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the two director nominees that the holders of TripAdvisor common stock are entitled to elect as a separate class pursuant to TripAdvisor’s restated certificate of incorporation.

As of the record date, Liberty Interactive Corporation (“Liberty”) beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.9% of the outstanding shares of Common Stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of the Liberty’s shares of Class B common stock into common stock, Liberty would beneficially own 21.6% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, Liberty may be deemed to beneficially own equity securities representing approximately 56.5% of our voting power. As a result, regardless of the vote of any other TripAdvisor stockholder, Liberty has control over the vote relating to (i) the election of five of the seven director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, and (iii) the approval of the 2011 Plan.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of five of the seven director nominees, (ii) the ratification of the appointment of TripAdvisor’s independent registered public accounting firm, and (iii) the approval of the 2011 Plan, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum.

For the election of the two directors whom the holders of TripAdvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of TripAdvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on (a) the election of our directors or (b) the approval of the 2011 Plan, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

TripAdvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of TripAdvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, TripAdvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of TripAdvisor capital stock and to request authority for the exercise of proxies. In such cases, TripAdvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting Proxies

The manner in which your shares may be voted depends on whether you are a:

•	Registered stockholder: Your shares are represented by certificates or book entries in your name on the records of the TripAdvisor’s stock transfer agent; or

•	Beneficial stockholder: You hold your shares “in street name” through a broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

•

Using the Internet.    Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Telephone.    Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

•

By Mail.    Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1) through (3) described in this Proxy Statement.

TripAdvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request for a new proxy card to TripAdvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of seven members. Pursuant to the terms of TripAdvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. The Board of Directors has nominated the following directors and recommends that each be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Stephen Kaufer

Jonathan F. Miller

Jeremy Philips

Christopher W. Shean

Sukhinder Singh Cassidy

Robert S. Wiesenthal

TripAdvisor’s amended and restated certificate of incorporation provides that the holders of TripAdvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which is currently two directors. The Board has designated Messrs. Wiesenthal and Philips as nominees for the positions on the Board to be elected by the holders of TripAdvisor common stock voting as a separate class.

Pursuant to a Governance Agreement among TripAdvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”), Liberty has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board of Directors is not an even multiple of five) for election to the Board of Directors and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty are satisfied. Liberty has designated Messrs. Maffei and Shean as its nominees to the Board of Directors.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board of Directors.

Required Vote

Election of Messrs. Maffei, Kaufer, Shean, Miller and Ms. Singh Cassidy as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Wiesenthal and Philips as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock, present in person or represented by proxy, voting together as a separate class.

For the election of the directors, abstentions and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Directors and Executive Officers

Set forth below is certain background information, as of April 24, 2013, regarding the members of our Board of Directors, each of whom is also a nominee, as well as TripAdvisor’s executive officers. Messrs. Kaufer, Miller, Philips, Wiesenthal and Ms. Singh Cassidy have been directors of TripAdvisor since the completion of TripAdvisor’s spin-off (the “Spin-Off”) from Expedia, Inc. (“Expedia”) in December 2011. Messrs. Maffei and Shean have been directors of TripAdvisor since February 2013. There are no family relationships among directors or executive officers of TripAdvisor. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should be renominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to TripAdvisor and our Board of Directors as demonstrated by the nominee’s past service. All of our nominees also have extensive management experience in complex organizations. The Board of Directors considered the NASDAQ requirement that the Company’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Name	Age	Position
Gregory B. Maffei	52	Chairman
Stephen Kaufer	50	Director, President and Chief Executive Officer
Julie M.B. Bradley	44	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Seth J. Kalvert	43	Senior Vice President, General Counsel and Secretary
Jonathan F. Miller	56	Director
Jeremy Philips	40	Director
Christopher W. Shean	47	Director
Sukhinder Singh Cassidy	43	Director
Robert S. Wiesenthal	46	Director

Gregory B. Maffei has been the Chairman of the Board of Directors of TripAdvisor since February 2013. Mr. Maffei has served as President and Chief Executive Officer of Liberty since February 2006 and served as its CEO-elect from November 2005 through February 2006. Mr. Maffei has also served as President and Chief Executive Officer of Liberty Media Corporation (including its predecessor) since May 2007. Previously, he has served as President and Chief Financial Officer of Oracle Corporation during 2005, President and Chief Executive Officer of 360networks Corporation from 2000 until 2005, Chairman of the Board of Directors of 360networks Corporation from 2002 until 2011 and Chief Financial Officer of Microsoft Corporation from 1997 until 2000. Mr. Maffei currently serves as a Director of Barnes & Noble, Inc., Charter Communications, Inc., Electronic Arts Inc., Liberty, Liberty Media Corporation, Starz, Live National Entertainment, Inc., Sirius XM Radio Inc. and Zillow, Inc. He has served as a Director of DIRECTV from November 2009 to June 2010 and as a Director of its predecessor The DirecTV Group, Inc. from February 2008 to November 2009. Mr. Maffei holds an MBA from Harvard Business School, where he was a Baker Scholar, and an AB from Dartmouth College.

Board Membership Qualifications:    Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy making positions at Liberty, Liberty Media Corporation, Oracle Corporation, 360networks Corporation and Microsoft Corporation and his other public company board experience. He provides our board with an executive and leadership perspective on the operations and management of large public companies and risk management principles.

Stephen Kaufer co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date. Mr. Kaufer has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer serves on the boards of several privately-held companies, including CarGurus, LLC, LiveData, Inc., and GlassDoor, Inc., as well as the charity, Caring for Carcinoid Foundation. Mr. Kaufer holds an AB in Computer Science from Harvard University.

Board Membership Qualifications:    As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of TripAdvisor’s business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several privately-held companies.

Jonathan F. Miller has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Miller was the Chairman and Chief Executive of News Corporation’s digital media group and News Corporation’s Chief Digital Officer from April 2009 until October 2012. Mr. Miller had previously been a founding partner of Velocity Interactive Group (“Velocity”), an investment firm focusing on digital media and the consumer Internet, from its inception in February 2007 until April 2009. Prior to founding Velocity, Mr. Miller served as Chief Executive Officer of AOL LLC (“AOL”) from August 2002 to December 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC/InterActiveCorp (“IAC”). Mr. Miller also served as a director of Ticketmaster Entertainment, Inc. from August 2008 until January 2010, and as a director of Live Nation Entertainment, Inc. from January 2010 through April 2011. Mr. Miller is currently a member of the Board of Directors of Shutterstock, Inc. Mr. Miller also serves on the Board of Trustees of the American Film Institute and is a member of the International Academy of Television Arts & Sciences.

Board Membership Qualifications:    Through his various senior leadership positions at other private and public companies and business divisions thereof, Mr. Miller possesses extensive executive, strategic, operational, and corporate governance experience. Mr. Miller also has expertise in the digital media and online advertising sectors. Further, Mr. Miller has experience as a director serving on other public company boards.

Jeremy Philips has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange, from June 2010 to January 2012. Mr. Philips had previously served as an Executive Vice President in the Office of the Chairman of News Corporation from January 2006 to March 2010, and as Senior Vice President of News Corporation from July 2004 to January 2006. Prior to joining News Corporation, he served in several roles, including as co-founder and Vice-Chairman of a publicly traded Internet holding company, and as an analyst at McKinsey & Company. Mr. Philips also served as a director of REA Group Ltd. from March 2009 to June 2010. He holds a BA and LLB from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications:    Mr. Philips has significant strategic and operational experience, acquired through his service as Chief Executive Officer and other executive-level positions at other companies. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Christopher W. Shean has been a director of TripAdvisor since February 2013. Mr. Shean has been a Senior Vice President of Liberty Media Corporation (including its predecessor) since May 2007 and its Chief Financial Officer since November 2011. He was the Controller of Liberty Media Corporation’s predecessor company from May 2007 until October 2011. Mr. Shean has also been a Senior Vice President of Liberty since January 2002 and its Chief Financial Officer since November 2011. He was the Controller of Liberty from October 2000 until October 2011 and a Vice President of Liberty from October 2000 to January 2002. Mr. Shean was previously a partner with KPMG. He is a graduate of Virginia Polytechnic Institute and State University.

Board Membership Qualifications:    Mr. Shean has significant financial and operational experience gained through his service as Chief Financial Officer and other executive-level positions at other companies. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Sukhinder Singh Cassidy has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. In January 2011, Ms. Singh Cassidy founded, and currently serves as Chairman of Joyus, a video commerce website. Ms. Singh Cassidy previously served as Chief Executive Officer and Chairman of the Board of Polyvore, Inc., a privately-held social commerce website, from March 2010 to September 2010. Prior to that, she was CEO-in-residence at Accel Partners, a global venture and growth equity firm, from April 2009 to March 2010. From 2003 to April 2009, Ms. Singh Cassidy held various positions at Google, Inc., including, mostly recently, global Vice President of Sales and Operations. Previously, Ms. Singh Cassidy worked with Yodlee.com, Amazon.com and News Corporation, and in investment banking with Merrill Lynch. Ms. Singh Cassidy serves on the board of privately-held direct sales company J. Hilburn, Inc. and has served on the board of directors of publicly-traded J. Crew Group, Inc. from August 2009 to March 2010. She also currently serves on the Princeton Computer Science Advisory Council.

Board Membership Qualifications:    Through her experience as a consumer Internet and media executive, Ms. Singh Cassidy has in-depth knowledge of the online media and advertising sectors. Ms. Singh Cassidy also possesses extensive executive, strategic and operational experience.

Robert S. Wiesenthal has been a director of TripAdvisor since the completion of the Spin-Off from Expedia. Since January 2013, Mr. Wiesenthal has been serving as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000-2012, Mr. Wiesenthal served in various senior executive capacities within the Sony Corporation. From January 2002 through June 2012, Mr. Wiesenthal served as Executive Vice President and Chief Financial Officer of Sony Corporation of America and, since July 2005, as Executive Vice President and Chief Strategy Officer, Sony Entertainment. Prior to joining Sony, Mr. Wiesenthal was Managing Director at Credit Suisse First Boston and head of the firm’s Entertainment and Digital Media practices from 1999 to 2000, a member of its Media Group from 1993 to 1999 and a member of its Mergers and Acquisitions Group from 1988 to 1993. Mr. Wiesenthal presently serves on the boards of directors of Entercom Communications Corp. and Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications:    Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Julie M.B. Bradley has served as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of TripAdvisor since October 2011. Prior to joining TripAdvisor, from July 2005 to April 2011, Ms. Bradley served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc., a provider of e-commerce software solutions and services, which was acquired by Oracle Corporation in January 2011. Prior to joining Art Technology Group, Ms. Bradley was at Akamai Technologies, Inc. from April 2000 to June 2005, most recently serving as Vice President of Finance. Previously, Ms. Bradley was an accountant with Deloitte. Ms. Bradley is currently a member of the Board of Directors of Wayfair.com and Exact Target and serves as a member of the Board of Trustees of The Judge Baker’s Childrens Center. Ms. Bradley received her B.A. in Economics from Wheaton College and is a certified public accountant.

Seth J. Kalvert, has served as Senior Vice President, General Counsel and Secretary of TripAdvisor since August 2011. Prior to joining TripAdvisor, Mr. Kalvert served as Vice President, Associate General Counsel of Expedia since February 2006, having been promoted from Assistant General Counsel, a position he had held since March 2005. Prior to that, Mr. Kalvert held positions at IAC, including Senior Counsel, from April 2002 to March 2005, and Vice President and General Counsel of Electronic Commerce Solutions, a former subsidiary of IAC, from July 2001 to March 2002. Previously, Mr. Kalvert held a business development position at Bolt Media

Inc., a privately-held online social networking and e-commerce company, and was an associate at Debevoise & Plimpton, LLP, a New York law firm. Mr. Kalvert holds an A.B. degree from Brown University and a J.D. degree from Columbia Law School.

Board of Directors

Director Independence

Under the NASDAQ Stock Market Listing Rules (the “Listing Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Listing Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination. The Board of Directors has determined that each of Ms. Singh Cassidy and Messrs. Miller, Philips and Wiesenthal is an “independent director” as defined by the Listing Rules. In making its independence determinations, the Board of Directors considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the Listing Rules, members of the Audit Committee and Compensation Committee have also satisfied separate independence requirements under the current standards imposed by the SEC and the Listing Rules for audit committee members and by the SEC and the Internal Revenue Service for compensation committee members.

Controlled Company Status

The Listing Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as TripAdvisor, from certain requirements under the Listing Rules.

As of the record date, Liberty beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.9% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of the Liberty’s shares of Class B common stock into common stock, Liberty would beneficially own 21.6% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, Liberty may be deemed to beneficially own equity securities representing approximately 56.5% of our voting power. Liberty has filed a Statement of Beneficial Ownership on Schedule 13D/A with respect to its TripAdvisor holdings and related voting arrangements with the SEC. On this basis, TripAdvisor is relying on the exemption for controlled companies from certain requirements under the Listing Rules, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors, the requirement that the Compensation Committee be composed solely of independent directors and certain requirements relating to the nomination of directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board of Directors, and Mr. Kaufer serves as President and Chief Executive Officer of TripAdvisor. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of TripAdvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of the Company and its operating businesses. We believe that it is in the best interests of our stockholders for the Board of Directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time. Independent members of the Board of Directors chair our Audit Committee, Compensation Committee and Section 16 Committee.

Meeting Attendance

The Board of Directors met four times in 2012. During such period, all of the incumbent directors attended 100% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged, but not required to attend annual meetings of TripAdvisor stockholders. All of the incumbent directors at the time attended the 2012 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the “Corporate Governance” section of the Investor Relations page of TripAdvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board of Directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The independent membership of our Audit, Compensation and Section 16 Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of each committee of the Board of Directors.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Stephen Kaufer	—	—	—	X
Christopher W. Shean	—	—	—	X
Sukhinder Singh Cassidy(1)	—	Chair	Chair	—
Jonathan F. Miller(1)	X	—	—	—
Jeremy Philips(1)	X	X	X	—

Robert S. Wiesenthal(1)	Chair	—	—	—

(1)	Independent director

Audit Committee.    The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Miller, Philips and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Wiesenthal and Philips is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the Audit Committee charter is available in the “Corporate Governance” section of TripAdvisor’s corporate website at ir.tripadvisor.com. The Audit Committee is appointed by the Board of Directors to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the independent registered public accounting firm and (iv) our compliance with legal and regulatory requirements. The formal report of the Audit Committee with respect to the year ended December 31, 2012 is set forth in the section below titled “Audit Committee Report.” The Audit Committee met 9 times in 2012.

Compensation Committee.    During 2012, the Compensation Committee consisted of Ms. Singh Cassidy and Messrs. Philips and Michael P. Zeisser. In February 2013, Mr. Zeisser resigned from the Board and the Board reconstituted the Compensation Committee to consist of Ms. Singh Cassidy and Messrs. Philips and Maffei. Ms. Singh Cassidy is the Chairperson of the Compensation Committee. With the exception of Mr. Maffei, each member is an “independent director” as defined by the NASDAQ listing rules. No member of the Compensation Committee is an employee of TripAdvisor. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors. The full text of the Compensation Committee charter is available in the “Corporate Governance” section of TripAdvisor’s corporate website at ir.tripadvisor.com. The Compensation Committee is responsible for (i) administering and overseeing our compensation with respect to executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see the section below titled “Section 16 Committee”). A description of our processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” The Compensation Committee met 6 times in 2012.

Section 16 Committee.    The Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. Ms. Singh Cassidy is the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the Listing Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to TripAdvisor’s executive officers. The Section 16 Committee met 6 times in 2012.

Executive Committee.    During 2012, the Executive Committee consisted of Messrs. Barry Diller, Stephen Kaufer and Victor A. Kaufman. In February 2013, the Board reconstituted the Executive Committee to consist of Messrs. Kaufer, Maffei and Shean. The Executive Committee has the powers of the Board of Directors in the intervals between meetings of the Board of Directors with respect to (i) oversight and implementation of matters approved by the Board of Directors, (ii) administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under TripAdvisor’s financing arrangements and (iii) in the case of a natural disaster or other emergency as a result of which a quorum of the Board of Directors cannot readily be convened for action, directing the management of the business and affairs of TripAdvisor during such emergency or natural disaster. The Executive Committee shall not have authority with respect to those matters that are specifically reserved to the Board of Directors under Delaware law. The Executive Committee met 4 times in 2012.

Risk Oversight

Assessing and managing risk is the responsibility of TripAdvisor’s management. Our Board of Directors oversees and reviews certain aspects of our risk management efforts. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The President and Chief Executive Officer, the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer and the Senior Vice President,

General Counsel and Secretary attend Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Among other areas, the Board is directly involved in overseeing risks related to our overall corporate strategy, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, the Senior Vice President, General Counsel and Secretary, the Vice President of Tax, the Corporate Controller, the Senior Corporate Counsel and from Ernst & Young LLP. The Audit Committee makes regular reports to the Board of Directors. In addition, we have, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs and practices and evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on TripAdvisor. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on TripAdvisor.

Director Nominations

Given the ownership structure of TripAdvisor and our status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. Pursuant to the Governance Agreement, Liberty has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board of Directors so long as certain stock ownership requirements are satisfied. The Board of Directors does not have specific requirements for eligibility to serve as a director of TripAdvisor, nor does it have a specific policy on diversity. However, in evaluating candidates, regardless of how recommended, the Board of Directors considers whether the professional and personal ethics and values of the candidate are consistent with those of TripAdvisor, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to TripAdvisor, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board of Directors, and whether the candidate is prepared and qualified to represent the best interests of TripAdvisor’s stockholders. Given the controlled status of TripAdvisor, the Board of Directors believes the process described above is appropriate. Liberty has nominated Messrs. Maffei and Shean as nominees for 2013. The other nominees to the Board of Directors were recommended by the Chairman and then were considered and recommended by the entire Board of Directors.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board of Directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board of Directors.

Communications With the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board of Directors or certain specified directors. The Secretary will then review such correspondence and forward it to the Board of Directors, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board of Directors or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Ernst & Young LLP was TripAdvisor’s independent registered public accounting firm for the year ended December 31, 2012. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2013.

The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to TripAdvisor stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of TripAdvisor and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Required Vote

At the Annual Meeting, TripAdvisor will ask its stockholders to ratify the appointment of Ernst & Young LLP as TripAdvisor’s independent registered public accounting firm for 2013. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees(1)	$1,218,300	$468,000
Audit-Related Fees(2)	$—	$—
Total Audit and Audit-Related Fees	$1,218,300	$468,000
Tax Fees(3)	$3,150	$—
Other Fees	$—	$—
Total Fees	$1,221,450	$468,000

(1)	Audit Fees include fees and expenses associated with the annual audit of TripAdvisor’s consolidated financial statements, statutory audits, reviews of TripAdvisor’s periodic reports, accounting consultations, reviews of SEC registration statements, report on the effectiveness of internal control and consents and other services related to SEC matters.

(2)	Audit-Related Fees include fees and expenses for due diligence in connection with acquisitions.

(3)	Tax Fees include fees and expenses for quarterly tax compliance services outside of the U.S.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has considered the non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as our independent registered public accounting firm.

The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by TripAdvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from TripAdvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

PROPOSAL 3:

APPROVAL OF THE 2011 STOCK AND ANNUAL INCENTIVE PLAN, AS AMENDED

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of TripAdvisor by encouraging and enabling the employees, officers, non-employee directors and consultants of TripAdvisor and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in TripAdvisor. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of TripAdvisor and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with TripAdvisor.

On April 24, 2013, the Board of Directors approved an amendment to the 2011 Stock and Annual Incentive Plan (as amended, the “2011 Plan”), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2011 Plan by 15,000,000 shares to 32,468,104 shares of common stock, which includes 7,468,104 Expedia equity-based compensation awards that were converted into TripAdvisor equity-based awards on the effective date of the Spin-Off. This amendment also extended the per person annual cap on stock options and stock appreciation rights. This amendment was designed to enhance the flexibility of the Compensation Committees in granting stock options and other awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committees. In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.” A copy of the 2011 Plan (as amended by the proposed amendment) is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Proposal 3 seeks stockholder approval of the 2011 Plan. Stockholder approval of Proposal 3 will also allow certain awards granted under the 2011 Plan to qualify as performance-based compensation exempt from the cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), on TripAdvisor’s tax deduction with respect to compensation paid to certain executive officers.

Summary of Material Features of the 2011 Plan

The material features of the 2011 Plan are:

•	The maximum number of shares of common stock to be issued under the 2011 Plan is increased from 17,468,104 shares to 32,468,104 shares;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance units, dividend equivalents, convertible debentures and cash bonus awards is permitted;

•	The exercise price of stock options and stock appreciation rights will not be decreased in any manner without stockholder approval; and

•	Any material amendment to the 2011 Plan is subject to approval by our stockholders.

Based solely on the closing price of our common stock as reported by the NASDAQ on May 1, 2013, the maximum aggregate market value of the additional 15,000,000 shares of common stock that could potentially be issued under the 2011 Plan is $781,650,000. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by TripAdvisor prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2011 Plan are added back to the shares of common stock available for issuance under the 2011 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2011 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2011 Plan provides that the Compensation Committees may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) specified levels of earnings per share from continuing operations; (2) net profit after tax; (3) EBITDA; (4) EBITA; (5) gross profit; (6) cash generation; (7) unit volume; (8) market share; (9) sales; (10) asset quality; (11) earnings per share; (12) operating income; (13) revenues; (14) return on assets; (15) return on operating assets; (16) return on equity; (17) profits; (18) total stockholder return (measured in terms of stock price appreciation and/or dividend growth); (19) cost saving levels; (20) marketing-spending efficiency; (21) core non-interest income; (22) change in working capital; (23) return on capital; and (24) stock price. Performance goals may be based upon specified levels of Company, subsidiary, affiliate or division performance under one or more of the criteria set forth above relative to the performance of other entities, divisions or subsidiaries. The Compensation Committees will select the particular performance criteria within the time period specified by Section 162(m) of the Code. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual in the form of restricted stock units or restricted stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 2,000,000 shares of common stock for any calendar year and no more than 3,000,000 shares of common stock underlying options may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $10,000,000 for any calendar year.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan that is attached hereto as Appendix A.

Plan Administration.    The 2011 Plan is administered by the Compensation Committees. The Compensation Committees have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Compensation Committees may delegate to an officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the 2011 Plan are the directors, officers, employees, and consultants of TripAdvisor and its subsidiaries or affiliates as selected from time to time by the Compensation Committees in their discretion. Approximately 1,616 individuals are currently eligible to participate in the 2011 Plan, which includes three officers, 1,613 employees who are not officers, and seven non-employee directors.

Plan Limits.    The maximum award of stock options and/or stock appreciation rights granted to any one individual will not exceed 32,468,104 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any calendar year. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $10,000,000. In addition, no more than 7,000,000 shares may be issued in the form of incentive stock options.

Stock Options.    The 2011 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of TripAdvisor and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ on the date of grant. Without stockholder approval, the exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committees and, in the case of incentive stock options, may not exceed ten years from the date of grant. The Compensation Committees will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committees. In general, unless otherwise permitted by the Compensation Committees, no option granted under the 2011 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full by certified or bank check or other instrument acceptable to the Compensation Committees or, if authorized at the time the option is granted, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to TripAdvisor by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committees may permit options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation Committees may award tandem or free-standing stock appreciation rights, subject to such conditions and restrictions as the Compensation Committees may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right shall be determined by the Compensation Committees.

Restricted Stock.    The Compensation Committees may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units.    The Compensation Committees may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock, cash or a combination of both and may be subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with TripAdvisor through a specified vesting period.

Unrestricted Stock Awards.    The Compensation Committees may also grant shares of common stock which are free from any restrictions under the 2011 Plan.

Performance Share Awards.    The Compensation Committees may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committees shall determine.

Dividend Equivalents.    The Compensation Committees may grant dividend equivalents to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalents granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.

Cash Bonus Awards.    The Compensation Committees may grant cash bonuses under the 2011 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.    The 2011 Plan provides that upon the effectiveness of a “change in control,” as defined in the 2011 Plan, except as otherwise provided by the Compensation Committees in the award agreement, for participants with a title of Senior Vice President of TripAdvisor or above as of immediately prior to the change in control, stock options and stock appreciation rights held by such individuals will automatically become fully exercisable and the restrictions and conditions on all other awards held by such individuals will automatically be deemed waived. Awards held by all other participants are governed by the applicable award agreement. The 2011 Plan further provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment by the Company during the two-year period following a change in control other than for “cause” or “disability,” each as defined in the 2011 Plan, or by the participant for “good reason,” as defined in the 2011 Plan, during such period, stock options and stock appreciation held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right, and the restrictions and conditions on all other awards will automatically be deemed waived.

Adjustments for Stock Dividends, Stock Splits, Etc.    The 2011 Plan requires the Compensation Committees to make appropriate adjustments to the number of shares of common stock that are subject to the 2011 Plan, to certain limits in the 2011 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the 2011 Plan are responsible for the payment of any federal, state or local taxes that TripAdvisor is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committees, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.    The Board of Directors may at any time amend, alter or discontinue the 2011 Plan and the Compensation Committees may unilaterally amend the terms of any award, prospectively or retroactively. However, no such action may materially impair rights of a participant with respect to a previously granted award without the participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without stockholder approval to the extent such approval is required by applicable law or the listing standards of NASDAQ.

Effective Date of 2011 Plan.    The Board of Directors originally adopted the 2011 Plan on December 20, 2011 and approved the proposed amendment to the 2011 Plan on April 24, 2013. The amendment to increase the number of authorized shares under the 2011 Plan becomes effective on the date it is approved by stockholders.

No awards may be granted under the 2011 Plan after December 20, 2021. If the proposed amendment to the 2011 Plan is not approved by stockholders, the 2011 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2011 Plan is within the discretion of the Compensation Committees, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2011 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2011 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock Units
Name and Position	Average Exercise Price ($)	Number (#)	Dollar Value ($)(1)	Number (#)
Stephen Kaufer, President and Chief Executive Officer	40.20	250,000	—	—
Julie M.B. Bradley, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	40.20	100,000	—	—
Seth J. Kalvert, Senior Vice President, General Counsel and Secretary	40.20	50,000	—	—
All current executive officers, as a group	40.20	400,000	—	—
All current directors who are not executive officers, as a group	—	—	1,056,091	25,193
All current employees who are not executive officers, as a group	39.72	3,250,814	2,513,146	59,951

(1)	Calculations are based on the closing price of our common stock on the NASDAQ of $41.92 on December 31, 2012, the last trading day in 2012.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2011 Plan. It does not describe all federal tax consequences under the 2011 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess

(if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2011 Plan is structured to allow certain awards to qualify as performance-based compensation.

Required Vote

At the Annual Meeting, TripAdvisor will ask its stockholders to approve the 2011 Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2011 STOCK AND ANNUAL INCENTIVE PLAN, AS AMENDED.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 regarding shares of common stock that may be issued under TripAdvisor’s equity compensation plans consisting of the 2011 Plan and the Non-Employee Director Deferred Compensation Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders:	9,100,651	(1)	31.41	(2)	6,524,199
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	9,100,651		—		6,524,199

(1)	Includes 8,653,983 shares of common stock issuable upon the exercise of outstanding options and 446,668 shares of common stock issuable upon the vesting of restricted stock units.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements, together with the results of the assessment of the internal control over financial reporting, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from the Company and the Company’s management. Finally, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Jonathan F. Miller

Jeremy Philips

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes TripAdvisor’s executive compensation program as it relates to the following “named executive officers”:

Name	Position with TripAdvisor, Inc.
Barry Diller	Chairman and Senior Executive*
Stephen Kaufer	President and Chief Executive Officer
Julie M.B. Bradley	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Seth J. Kalvert	Senior Vice President, General Counsel and Secretary

*	Mr. Diller resigned as our Chairman and Senior Executive effective December 11, 2012 and resigned as a member of the Board of Directors effective April 23, 2013.

TripAdvisor has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers.

Compensation Program Objectives

TripAdvisor’s executive compensation program is designed to attract, motivate and retain highly skilled executives with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of TripAdvisor’s long-term business objectives. In addition, the executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of our stockholders. Management and the Compensation Committees evaluate both performance and compensation levels to ensure that we maintain our ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, management and the Compensation Committees believe the executive compensation packages provided by TripAdvisor to the named executive officers should include both cash and equity-based compensation.

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee currently consists of Ms. Singh Cassidy and Messrs. Philips and Maffei. Mr. Maffei replaced Mr. Zeisser as a member of the Compensation Committee upon Mr. Zeisser’s resignation as a director in February 2013. The Compensation Committee is responsible for (i) administering and overseeing our compensation with respect to executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (see below). Ms. Singh Cassidy is the Chairperson of the Compensation Committee.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Ms. Singh Cassidy and Mr. Philips. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to named executive officers. Ms. Singh Cassidy is also the Chairperson of the Section 16 Committee.

Role of Executive Officers

TripAdvisor management participates in reviewing and refining our executive compensation program. Mr. Kaufer, TripAdvisor’s President and Chief Executive Officer, annually reviews the performance of the Company and each named executive officer with the Chairperson and the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and other considerations discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

The Role of Shareholder Say-on-Pay Votes

TripAdvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of the named executive officers. In evaluating our 2012 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 26, 2012, which was approved by over 99% of the votes cast. As a result, the Compensation Committees did not make any significant changes to our executive compensation program for 2012. The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for the named executive officers. We will hold a say-on-pay vote every three years until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2018 Annual Meeting of Stockholders.

Compensation Program Elements

General

The primary elements of the executive compensation program are base salary, annual cash bonus and equity compensation. Generally, the Compensation Committees review these elements in the first quarter of each year in light of TripAdvisor and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore avoided adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within TripAdvisor and similarly situated executives at comparable companies. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors, including:

•	the executive’s total compensation relative to other executives in similarly situated positions,

•	individual performance of the executive,

•	the executive’s responsibilities, prior experience, and individual compensation history, including any non-standard compensation,

•	the terms of the executive’s employment agreement, if any,

•	competitive compensation market data, when available,

•	general economic conditions,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself, and

•	with respect to the President and Chief Executive Officer, the recommendation of the Chairman.

After consideration of the factors discussed above, the Compensation Committees decided to maintain Mr. Kaufer’s base salary for 2013 at $500,000, to increase Ms. Bradley’s 2013 base salary from $302,500 to $365,000, and to increase Mr. Kalvert’s 2013 base salary from $330,000 to $350,000. Mr. Diller resigned as Chairman and Senior Executive effective December 11, 2012 and resigned as a member of the Board of Directors effective April 23, 2013.

Cash Bonuses

Cash bonuses are granted to recognize and reward an individual’s annual contribution to Company performance. Mr. Kaufer has a target cash bonus equal to 100% of his base salary for the year, Ms. Bradley has a target cash bonus equal to 66% of her base salary for the year and Mr. Kalvert has a target cash bonus equal to 50% of his base salary for the year. Unless otherwise provided by the provisions of employment agreements, bonus targets for executive officers are generally established by the Compensation Committees, based on the recommendations of management, and are reviewed each year by the President and Chief Executive Officer with the approval of the Chairman and the Compensation Committees.

In February 2013, management recommended bonuses with respect to calendar year 2012 for each of the named executive officers after taking into account a variety of factors, including:

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	TripAdvisor’s performance against strategic initiatives,

•	the executive’s target cash bonus percentage, if any,

•	the executive’s individual performance,

•	the overall funding of the cash bonus pool,

•	the amount of bonus relative to other TripAdvisor executives,

•	general economic conditions,

•	competitive compensation market data, when available,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself, and

•	with respect to the President and Chief Executive Officer, the recommendation of the Chairman.

After consideration of the factors discussed above, the Compensation Committees awarded 2012 cash bonuses to the named executive officers as follows: Mr. Kaufer, $750,000, Ms. Bradley, $250,000, and Mr. Kalvert, $205,000. No bonus was awarded to Mr. Diller for 2012.

After consideration of the factors discussed above, the Compensation Committees decided to maintain Mr. Kaufer’s 2013 target cash bonus at 100%. With respect to Ms. Bradley and Mr. Kalvert, the Compensation Committees decided to maintain their 2013 target bonus amounts at 66% and 50%, respectively, which is consistent with the terms of their respective employment agreements.

The annual cash bonuses awarded to the named executive officers for 2012 were subject to the achievement of performance goals relating either to stock price performance or revenues, which were satisfied. These performance goals were designed to permit TripAdvisor to deduct all named executive officer compensation for 2012 in accordance with Section 162(m) of the Code. Specifically, the cash bonuses awarded to named executive officers in 2012 were subject to the satisfaction of one of the following performance goals:

•

The revenues of TripAdvisor in any of the three consecutive calendar quarters beginning with the second quarter of 2012 must be at least 10% higher than the revenues in the corresponding calendar quarter 12 months before, excluding the benefit of any acquisitions by TripAdvisor during this period.

•

On at least 30 trading days during the period beginning on March 23, 2012 through December 31, 2012, the closing price per share of TripAdvisor common stock must exceed at least 5% of the closing price of TripAdvisor’s common stock on March 22, 2012, which was $33.25, taking into account any Share Change or Corporate Transaction (each as defined in the 2011 Plan).

In general these performance goals reflect the minimally acceptable Company performance that must be achieved in order for any amount of cash bonuses to be awarded to the named executive officers, but with respect to which there is substantial uncertainty when established. Based on data provided by management, the Compensation Committees exercise negative discretion in setting payouts under the annual incentive plan. By setting a high amount that can be reduced, TripAdvisor is advised by legal counsel that TripAdvisor’s annual incentive plan meets the requirements of Section 162(m) of the Code. As a result, while performance targets are utilized in setting compensation under this plan, ultimately the levels of those targets and the Compensation Committees’ use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan.

These cash bonuses are reflected in the “Bonus” column of the table below titled “2012 Summary Compensation Table.”

Equity Compensation

The Compensation Committees use equity compensation to align executive compensation with our long-term performance. Equity compensation awards link compensation to financial performance because the value of equity awards depends on TripAdvisor’s share price. Equity compensation awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient. For 2012, the Compensation Committees granted equity awards to our named executive officers (other than Mr. Diller who received a grant of RSUs only in connection with his service as a director) in the form of stock options and expects to continue that practice going forward.

Equity awards are typically granted to executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The practice of the Compensation Committee is to generally make equity grants to our named executive officers only in open trading windows. In February 2013, the Compensation Committees made equity grants in the form of stock options to certain of the named executive officers.

The Compensation Committees review various factors considered by management when they establish the Company’s equity grant pool, including:

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	dilution rates, taking into account projected headcount growth and employee turnover,

•	non-cash compensation as a percentage of earnings before interest, taxes, depreciation and amortization,

•	equity compensation utilization by peer companies,

•	general economic conditions, and

•	competitive compensation market data regarding award values.

For specific grants to named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors, including:

•	TripAdvisor’s business and financial performance, including year-over-year performance,

•	individual performance and future potential of the executive,

•	the overall size of the equity grant pool,

•	award value relative to other TripAdvisor executives,

•	the value of previous grants and amount of outstanding unvested equity awards,

•	competitive compensation market data, to the degree that the available data is comparable,

•	the recommendations of the President and Chief Executive Officer, other than in connection with compensation for himself, and

•	with respect to the President and Chief Executive Officer, the recommendation of the Chairman.

After review and consideration of management’s recommendations, the Section 16 Committee decides whether to approve the grants of equity compensation to executive officers.

Employee Benefits

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the named executive officers also participate in employee benefits programs available to all domestic employees generally, including the TripAdvisor Retirement Savings Plan. Under this plan, TripAdvisor matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to tax limits. In situations where an executive is required to relocate, TripAdvisor also provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits. TripAdvisor also sponsors a Global Personal Travel Reimbursement program generally available to all employees, including named executive officers, that provides for reimbursement of up to $750 a year for leisure travel that is arranged using one of the TripAdvisor Media Group family of products and provides all employees, including named executive officers, an annual holiday bonus in the form of a gift card as well as a tax gross-up payment on the value of the gift card.

The Role of Peer Groups, Surveys and Benchmarking

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for named executive officers:

•	data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•

data regarding compensation for certain executive officer positions (e.g., chief executive officer and chief financial officer) from recent proxy statements and other SEC filings of peer companies, which include: (a) direct industry competitors, and (b) non-industry companies with which TripAdvisor commonly competes for talent (including both regional and national competitors).

For purposes of establishing its compensation peer group for 2013, management recommended to, and reviewed with, the Compensation Committees companies in technology, travel and/or e-commerce businesses with which TripAdvisor competes for talent at both the executive and employee levels. The companies constituting the compensation peer group for 2013, as approved by the Compensation Committees, are:

Akamai Technologies, Inc.	Ancestry.com Inc.
Concur Technologies, Inc.	Expedia, Inc.
Groupon, Inc.	Homeaway.com, Inc.
LinkedIn Corporation	Netflix, Inc.
Nuance Communications, Inc.	Parametric Technology Corporation
priceline.com Incorporated	Progress Software Corporation
salesforce.com, inc.	Shutterfly, Inc.
Valueclick, Inc.	WebMD Health Corp.
Workday, Inc.	Zynga Inc.

When available, management considers competitive market compensation paid by other peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for the named executive officers. Management and the Compensation Committees strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the named executive officers.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). Whenever possible, TripAdvisor endeavors to structure its compensation policies to qualify as performance-based under Section 162(m). Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances.

For purposes of allowing TripAdvisor to deduct employee compensation in accordance with Section 162(m) of the Code, the Compensation Committees made all annual bonuses to the named executive officers in 2012 subject to the satisfaction of performance goals described under “Compensation Program Elements – Cash Bonuses” above.

Change in Control

Under the 2011 Plan, certain executive officers (including all the named executive officers) are entitled to accelerated vesting of equity awards in the event of a change in control of TripAdvisor. The change in control definition in the 2011 Plan does not include the acquisition of voting control by Liberty (a “Liberty Change of Control”). The Compensation Committees believe that accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for these executives to continue to help execute successfully such a transaction from its early stages until closing.

Also, certain of our executive officers are entitled to accelerated vesting of equity awards in the event of a change of control under their employment agreements. For a description and quantification of these change in control benefits, please see the section below titled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Severance

The Company has entered into employment agreements with terms of two years with Ms. Bradley and Mr. Kalvert, pursuant to which, in the event that either executive terminates his or her employment for good reason or is terminated by TripAdvisor without cause:

•

TripAdvisor will continue to pay the executive’s base salary through the longer of the end of the term of the executive’s employment agreement and 12 months (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage, through the longer of the end of the term of the executive’s employment agreement and 12 months;

•

all equity held by the named executive officer that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

the executive will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

In return, each executive has agreed to be restricted from competing with TripAdvisor or soliciting its employees through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment. These agreements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these agreements. The restrictive covenants contained in these agreements also serve to protect the interest of TripAdvisor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Singh Cassidy and Messrs. Philips and Maffei and the Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. Mr. Zeisser was a member of the Compensation Committee until his resignation from the Board in February 2013. None of Ms. Singh Cassidy or Messrs. Philips, Zeisser or Maffei was an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2012.

COMPENSATION COMMITTEES REPORT

This report is provided by the Compensation Committee and the Section 16 Committee (the “Compensation Committees”) of the Board of Directors. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Proxy Statement.

Members of the Compensation Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

Gregory B. Maffei

Members of the Section 16 Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The table below sets forth certain information regarding the compensation that TripAdvisor’s former Chairman and Senior Executive, President and Chief Executive Officer, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer and Senior Vice President, General Counsel and Secretary earned during the fiscal years ended December 31, 2012 and 2011. Prior to December 20, 2011, TripAdvisor was a wholly-owned subsidiary of Expedia, with Expedia as its sole stockholder. This table includes all compensation received from Expedia for services performed in 2011 for those named executive officers who devoted substantially all of their efforts to TripAdvisor’s businesses prior to December 20, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry Diller	2012	95,000	—	—	—	10,960	105,960
Former Chairman and Senior Executive(4)	2011	—	—	—	914,851	—	914,851

Stephen Kaufer	2012	469,231	750,000	—	5,126,804	47,440	6,393,475
President and Chief Executive Officer	2011	300,000	500,000	—	3,345,249	51,802	4,197,051

Julie M.B. Bradley	2012	302,116	250,000	—	2,050,722	1,574	2,604,412
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer	2011	69,231	100,000	1,215,500	—	—	1,384,731

Seth J. Kalvert	2012	329,231	205,000	—	1,025,361	268,496	1,828,088
Senior Vice President, General Counsel and Secretary	2011	112,500	180,000	—	493,170	75,552	861,222

(1)	Represents cash bonuses paid in March 2013 and April 2012 for annual performance in 2012 and 2011, respectively.

(2)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the named executive officers. Stock awards consist of RSUs valued using the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the grant date. Stock option awards were valued at the date of grant using the Black-Scholes pricing model. The Black-Scholes model incorporates various assumptions including expected volatility, expected term, risk-free interest rates and assumed annual dividend rates. The expected volatility for the awards above was based on the average of historical stock price volatility of publicly traded companies that we consider peers based on daily price observations over a period equivalent or approximate to the expected term of the stock option grants. The decision to use a weighted average volatility factor of a peer group was based upon the relatively short period of availability of data on our common stock. The expected term was based on using the simplified method for all stock options as we do not have sufficient historical exercise data on our common stock. Our expected dividend yield is zero, as we have not paid any dividends on our common stock to date. The fair value of the May 2012 grants was determined using the following assumptions:

Expected Term (years)	Risk-Free Interest Rate (%)	Expected Volatility (%)	Assumed Annual Dividend Rate (% of grant date closing price)
6.21	1.05	53.34	0.00

(3)	See the table below for additional information regarding certain components of amounts reflected in the “All Other Compensation” column for 2012 above.

(4)	Mr. Diller resigned as our Chairman and Senior Executive effective December 11, 2012 and resigned as a member of the Board of Directors effective April 23, 2013. The compensation received by Mr. Diller as a non-employee director is included in the table titled “2012 Non-Employee Director Compensation” below.

2012 All Other Compensation

	Barry Diller ($) (g)	Stephen Kaufer ($)	Julie M.B. Bradley ($)	Seth J. Kalvert ($)
Gift Card(a)	—	125	125	125
Tax Gross-Up on Gift Card(b)	—	50	50	50
401(k) Company Match(c)	—	7,500	524	7,500
Relocation Benefits(d)	—	—	—	180,361
Tax Gross Up on Relocation Benefits(e)	—	—	—	78,944
Dividend Equivalents(f)	10,960	39,765	875	1,516

(a)	Represents the amount of a gift card that was given to all employees as a holiday bonus.

(b)	Represents the amount of the tax gross-up paid in connection with the gift cards described above.

(c)	Represents matching contributions of TripAdvisor under the TripAdvisor 401(k) Retirement Savings Plan (the “TripAdvisor 401(k) Plan”). Under the TripAdvisor 401(k) Plan as in effect through December 31, 2012, TripAdvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to limits imposed by the Internal Revenue Code.

(d)	Represents amounts paid to Mr. Kalvert for relocation expenses, including reimbursement of moving expenses, temporary housing and mortgage assistance.

(e)	Represents the amount of the tax gross-up paid in connection with the relocation benefits described above.

(f)	Represents amounts paid in cash for accrued dividend equivalents on vested RSUs that were assumed by TripAdvisor in the Spin-Off.

(g)	Mr. Diller resigned as Chairman and Senior Executive on December 11, 2012 and resigned as a member of the Board on April 23, 2013. The compensation Mr. Diller received as a non-employee director in 2012 is included in the table titled “2012 Non-Employee Director Compensation” below.

2012 Grants of Plan-Based Awards

During fiscal year 2012, the Section 16 Committee approved stock option awards to the named executive officers as follows:

Name	Grant Date	Restricted Stock Unit Awards	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Stephen Kaufer	5/4/2012	—	250,000	40.20	5,126,804
Julie M.B. Bradley	5/4/2012	—	100,000	40.20	2,050,722
Seth J. Kalvert	5/4/2012	—	50,000	40.20	1,025,361

Mr. Diller was not granted any awards for his service as an employee during 2012. The RSUs awarded to Mr. Diller as a non-employee director are described in the table titled “2012 Non-Employee Director Compensation” below.

Outstanding Equity Awards at 2012 Year-End

The following table provides information regarding the holdings of stock options and RSUs by the named executive officers as of December 31, 2012. The market value of the RSUs is based on the closing price of TripAdvisor common stock on the NASDAQ Stock Market on December 31, 2012 the last trading day of the year, which was $41.92.

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
		Exercisable	Unexercisable
Barry Diller	6/7/2005	1,196,856	—	(2)	30.19	6/7/2015	—		—
	6/7/2005	698,166	—	(2)	40.64	6/7/2015	—		—
	3/2/2009	—	24,935	(4)	7.80	3/2/2016	—		—
	2/23/2010	49,869	49,869	(4)	23.76	2/23/2017	—		—
	3/1/2011	12,467	37,402	(4)	20.87	3/1/2018	—		—
	2/28/2008	—	—		—	—	10,319	(6)	432,572
	12/15/2012	—	—		—	—	3,599	(7)	150,870

Stephen Kaufer	3/2/2009	48,529	23,595	(4)	7.80	3/2/2016	—		—
	3/2/2009	28,314	—	(3)	9.75	3/2/2016	—		—
	2/23/2010	23,439	30,674	(4)	23.76	2/23/2017	—		—
	3/1/2011	17,696	53,089	(4)	20.87	3/1/2018	—		—
	11/30/2011	58,987	176,963	(4)	29.48	11/30/2018	—		—
	5/4/2012	—	250,000	(5)	40.20	5/4/2022	—
	2/28/2008	—	—		—	—	3,895	(8)	163,278

Julie M.B. Bradley	10/4/2011	—	—		—	—	35,393	(9)	1,483,675
	5/4/2012	—	100,000	(5)	40.20	5/4/2022	—		—

Seth J. Kalvert	3/2/2009	13,703	8,966	(4)	7.80	3/2/2016	—		—
	2/23/2010	6,310	8,258	(4)	23.76	2/23/2017	—		—
	3/1/2011	3,539	10,618	(4)	20.87	3/1/2018	—		—
	8/25/2011	5,898	17,697	(4)	28.86	8/25/2018	—		—
	11/30/2011	2,359	7,079	(4)	29.48	11/30/2018	—		—
	5/4/2012	—	50,000	(5)	40.20	5/4/2022	—		—
	2/28/2008	—	—		—	—	1,208	(10)	50,639

(1)	Represents the date on which the original grant was approved by the applicable compensation committee. All awards with a grant date prior to the effective date of the Spin-Off, December 20, 2011, were granted by Expedia and were converted into TripAdvisor equity awards upon effectiveness of the Spin-Off.

(2)	Options vested in full on June 7, 2010, the fifth anniversary of the grant date.

(3)	Options vested in full on March 2, 2012, the third anniversary of the grant date.

(4)	Options vest in four equal installments commencing on the first anniversary of the grant date.

(5)	Options vest in four equal installments commencing on February 15, 2013 and each anniversary thereafter.

(6)	Of these RSUs, all 10,319 vested on February 28, 2013.

(7)	Of these RSUs, 1,200 vest on each of December 15, 2013 and December 15, 2014 and 1,199 vest on December 15, 2015.

(8)	Of these RSUs, all 3,895 vested on February 28, 2013.

(9)	Of these RSUs, 11,798 will vest on October 3, 2013, 11,797 vest on October 3, 2014 and 11,798 vest on October 3, 2015.

(10)	Of these RSUs, all 1,208 vested on February 28, 2013.

2012 Option Exercises and Stock Vested

		Option Awards		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Barry Diller	2/27/2012	—	—	9,213	293,987
	2/28/2012	—	—	10,317	333,342
	12/11/2012	74,803	2,476,727	—	—
	12/11/2012	32,793	1,021,830	—	—
	12/14/2012	42,010	1,340,959	—	—
Stephen Kaufer	2/27/2012	—	—	4,347	138,713
	2/28/2012	—	—	3,895	125,847
	3/2/2012	—	—	58,776	1,907,281
Julie M.B. Bradley	10/3/2012	—	—	11,797	378,920
Seth J. Kalvert	2/27/2012	—	—	1,348	43,015
	2/28/2012	—	—	1,207	38,998

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)	Represents the value of exercised options calculated by multiplying (i) the number of shares of TripAdvisor’s common stock to which the exercise of the option related by (ii) the difference between the market price of TripAdvisor’s common stock at exercise and the exercise price of the options.

(3)	Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares that may be withheld to satisfy applicable tax obligations.

(4)	Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of TripAdvisor common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements entitle the named executive officers to accelerated vesting of equity awards or severance payments in the event of a change in control of TripAdvisor and/or upon the termination or material adverse modification of the executive’s employment with TripAdvisor under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Change of Control Provisions of TripAdvisor’s 2011 Stock and Annual Incentive Plan and Award Agreements Thereunder

In the event of a “change in control” (as defined in the 2011 Plan) of TripAdvisor, (i) any stock options outstanding held by our named executive officers as of the date of the change in control which are not then exercisable and vested will become fully exercisable and vested, and (ii) all RSUs held by our named executive officers will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such RSUs will be settled in cash or shares of TripAdvisor common stock as promptly as practicable.

Julie M.B. Bradley and Seth J. Kalvert Employment Agreements

In October 2011, TripAdvisor, LLC, a subsidiary of the Company, entered into agreements (the “Employment Agreements”) with each of Ms. Bradley and Mr. Kalvert. The Employment Agreements have terms of two years. Pursuant to the Employment Agreements, in the event that either executive terminates his or her employment for good reason or is terminated by TripAdvisor without cause:

•

TripAdvisor will continue to pay the executive’s base salary through the longer of the end of the term of the executive’s employment agreement and 12 months (in all cases provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage, through the longer of the end of the term of the executive’s employment agreement and 12 months;

•

all equity held by the named executive officer that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

the executive will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

In return, each executive has agreed to be restricted from competing with TripAdvisor or soliciting its employees through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Under the Employment Agreements, “good reason” means the occurrence of any of the following without the executive’s prior written consent: (A) TripAdvisor’s material breach of the Employment Agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at TripAdvisor, excluding for this purpose any such reduction that is an isolated and inadvertent action not taken in bad faith or that is authorized pursuant to the Employment Agreement, (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 50 miles outside the Boston metropolitan area.

Under the Employment Agreements, “cause” means: (i) the plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense by the executive, (ii) a material breach by the executive of a fiduciary duty owed to TripAdvisor or any of its subsidiaries, (iii) material breach by the executive of certain covenants of the Employment Agreement, (iv) the willful or gross neglect by the executive of the material duties required by the Employment Agreement and (v) a knowing and material breach by the executive of any TripAdvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided written notice thereof.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to the named executive officers upon termination of the executive’s employment in the following circumstances: (i) a termination by TripAdvisor without cause, (ii) resignation by the executive for good reason not in connection with a change in control, (iii) a change in control or (iv) a termination by TripAdvisor without cause or by the executive for good reason in connection with a change in control. The table should be read in conjunction with the descriptions of benefits above as the definitions for “change in control,” “cause” and “good reason” may vary.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2012 and that the price of TripAdvisor common stock on which certain of the calculations are based was the closing price of $41.92 on the NASDAQ Stock Market on December 31, 2012, the last trading day in 2012. These amounts are estimates of the incremental amounts that would be paid out to the executive upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefit	Termination without cause		Resignation for good reason		Change in Control	Termination w/o cause or for good reason in connection with Change in Control
Barry Diller
Cash Severance (salary)	$—		$—		$—	$—
Stock Options (vesting accelerated)	—		—		2,543,715	—
RSUs (vesting accelerated)	—		—		583,442	—

Total estimated value	$—		$—		$3,127,157	$—

Stephen Kaufer
Cash Severance (salary)	$—		$—		$—	$—
Stock Options (vesting accelerated)	—		—		5,111,044	—
RSUs (vesting accelerated)	—		—		163,278	—

Total estimated value	$—		$—		$5,274,322	$—

Julie M.B. Bradley
Cash Severance (salary)	$302,500	(1)	$302,500	(1)	$—	$302,500	(1)
Stock Options (vesting accelerated)	43,000	(1)	43,000	(1)	172,000	—
RSUs (vesting accelerated)	494,572	(1)	494,572	(1)	1,483,675	—
Health & Benefits	19,298	(1)	19,298	(1)	—	19,298	(1)

Total estimated value	$859,370		$859,370		$1,655,675	$321,798

Seth J. Kalvert
Cash Severance (salary)	$330,000	(1)	$330,000	(1)	$—	$330,000	(1)
Stock Options (vesting accelerated)	583,298	(1)	583,298	(1)	1,084,580	—
RSUs (vesting accelerated)	50,639	(1)	50,639	(1)	50,639	—
Health & Benefits	19,298	(1)	19,298	(1)	—	19,298	(1)

Total estimated value	$983,235		$983,235		$1,135,219	$349,298

(1)	Represents salary continuation and equity acceleration benefits pursuant to the Employment Agreements. See section above titled “— Julie M.B. Bradley and Seth J. Kalvert Employment Agreements.”

DIRECTOR COMPENSATION

The Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of TripAdvisor stock to further align directors’ interests with those of our stockholders.

TripAdvisor employees do not receive compensation for services as directors. Each non-employee director of TripAdvisor is entitled to receive the following compensation:

•	an annual retainer of $50,000, paid in equal quarterly installments;

•

a grant of RSUs with a value of $150,000 (based on the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the date of grant), upon such director’s initial election to office and on December 15th of each year, such RSUs to vest in three equal installments commencing on the first anniversary of the grant date and, in the event of a change in control (as defined in the 2011 Plan and described in the section below titled “Executive Compensation — Potential Payments Upon Termination or Change in Control”), to vest automatically in full;

•	an annual retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairperson); and

•	an additional annual retainer of $10,000 for the Chairman of the Audit Committee and $10,000 for the Chairperson of the Compensation Committees.

Non-Employee Director Deferred Compensation Plan

Under TripAdvisor’s Non-Employee Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of TripAdvisor, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2012 Non-Employee Director Compensation

As an employee of the Company, Mr. Kaufer did not receive compensation for his service as director. Mr. Diller’s compensation for his service as a non-employee director beginning December 12, 2012 is included in the following table. Messrs. Fitzgerald and Zeisser, who were each nominated by Liberty, also did not receive compensation for their service on the TripAdvisor Board of Directors in 2012. Effective February 12, 2013, each of Messrs. Fitzgerald and Zeisser resigned from the Board. On February 12, 2013, Messrs. Maffei and Shean, who were each nominated by Liberty, were elected to the Board to fill the vacancies created by the resignations of Messrs. Fitzgerald and Zeisser. The following table shows the compensation information for the remaining directors of the Company as of December 31, 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Victor A. Kaufman(5)	50,000	149,970	—	199,970
Sukhinder Singh Cassidy(6)	75,000	149,970	—	224,970
Dara Khosrowshahi(7)	50,000	149,970	—	199,970
Jonathan F. Miller(8)	70,000	149,970	—	219,970
Jeremy Philips(9)	85,000	149,970	—	234,970
Robert S. Wiesenthal(10)	80,000	149,970	—	229,970
Barry Diller(11)	2,610	149,970	—	152,580

(1)	Cash compensation for services in 2012.

(2)	Amounts shown reflect the aggregate grant date fair value of awards computed in accordance with Financial FASB ASC Topic 718. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of TripAdvisor common stock on the NASDAQ Stock Market on the grant date.

(3)	On December 15, 2012, each of the directors listed in the table above received an award of 3,599 RSUs with a grant date fair value of $149,970.

(4)	TripAdvisor has not granted any options for service as a director.

(5)	On February 7, 2013, Mr. Kaufman resigned from the Board.

(6)	Ms. Singh Cassidy is the Chairperson of the Compensation Committee and the Section 16 Committee.

(7)	On February 7, 2013, Mr. Khosrowshahi resigned from the Board.

(8)	Mr. Miller is a member of the Audit Committee.

(9)	Mr. Philips is a member of the Audit Committee and the Compensation Committee.

(10)	Mr. Wiesenthal is the Chairman of the Audit Committee.

(11)	Mr. Diller resigned as Chairman and Senior Executive on December 11, 2012. Mr. Diller’s compensation for his service as an employee of TripAdvisor in 2012 is included in the table titled “2012 Summary Compensation Table” above.

Conversion of Dara Khosrowshahi’s Expedia RSUs

On March 7, 2006, Expedia and Mr. Khosrowshahi, entered into a restricted stock unit agreement covering 800,000 shares of Expedia common stock, with vesting of such restricted stock units generally subject to the satisfaction of certain performance goals by Expedia. In connection with the Spin-Off, Expedia and TripAdvisor agreed to divide the original award between the companies, in accordance with the treatment of shares of Expedia common stock in the Spin-Off, such that the initial award was converted into (1) RSUs covering 400,000 shares of Expedia common stock governed by an amended and restated restricted stock unit agreement between Mr. Khosrowshahi and Expedia and (2) RSUs covering 400,000 shares of TripAdvisor common stock governed by a restricted stock unit agreement between Mr. Khosrowshahi and TripAdvisor (the “DK RSU Agreement”), which was entered into on December 20, 2011. The vesting of the RSUs under the DK RSU Agreement was contingent upon Mr. Khosrowshahi’s continued service as a director of TripAdvisor through the applicable vesting dates. The RSUs were scheduled to vest as follows:

•

75% of the RSUs to vest upon the achievement of certain performance goals by Expedia and TripAdvisor; provided, however, that, at the election of TripAdvisor, such vesting shall be conditioned on Mr. Khosrowshahi agreeing to continue as a director of TripAdvisor for an additional two years thereafter, and

•

the remaining 25% of the RSU to vest on the one-year anniversary of the achievement of the performance goals by Expedia and TripAdvisor; provided that Mr. Khosrowshahi has not voluntarily terminated his service as a director of TripAdvisor and there has not been a good faith determination of the existence of cause (as defined in the DK RSU Agreement) by the Board of Directors of TripAdvisor.

In the event of a change of control of TripAdvisor, including a Liberty Change of Control, 50% of the then-outstanding RSUs would vest without regard to achievement of the performance goals. If, within one year following a change of control, TripAdvisor terminates Mr. Khosrowshahi’s service as a director other that for cause, the remaining RSUs would vest without regard to the achievement of the performance goals. Mr. Khosrowshahi has agreed not to compete with TripAdvisor during his service as a director of TripAdvisor, and for a period of 24 months thereafter.

In connection with the purchase of Liberty’s purchase of 4,799,848 shares of our common stock from Mr. Diller and The Diller-von Furstenberg Family Foundation, 50% of the RSUs covered by the DK RSU Agreement became fully vested. Subsequently, on February 7, 2013, Mr. Khosrowshahi tendered his resignation as a member of the Board and the remaining RSUs covered by the DK RSU Agreement were accelerated and became fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of May 1, 2013 relating to the beneficial ownership of TripAdvisor’s capital stock by (i) each person or entity known to TripAdvisor to own beneficially more than 5% of the outstanding shares of TripAdvisor’s common stock or Class B common stock, (ii) each director and director nominee of TripAdvisor, (iii) the named executive officers and (iv) executive officers and directors of TripAdvisor, as a group.

Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 141 Needham Street, Newton, Massachusetts 02464.

Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed also include shares of TripAdvisor common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested within 60 days of May 1, 2013, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	Common Stock			Class B Common Stock			Percent (%) of Votes (All Classes)
Beneficial Owner	Shares		%	Shares		%

Liberty Interactive Corporation	30,959,751	(1)	21.6	12,799,999	(1)	100	56.5
12300 Liberty Boulevard Englewood, CO 80112

Fidelity Management & Research Company	13,072,456	(2)	9.1	0		0	5.1
245 Summer Street Boston, MA 02210

Lone Pine Capital LLC	6,567,153	(3)	4.6	0		0	2.5
Two Greenwich Plaza Greenwich, Connecticut 06830

Barry Diller	2,072,023	(4)	1.4	0		0	*

Stephen Kaufer	565,977	(5)	*	0		0	*

Sukhinder Singh Cassidy	1,807		*	0		0	*

Christopher W. Shean	0		*	0		0	*

Gregory B. Maffei	1,938	(6)	*	0		0	*

Jonathan F. Miller	1,807		*	0		0	*

Jeremy Philips	1,807		*	0		0	*

Robert S. Wiesenthal	1,807		*	0		0	*

Julie M.B. Bradley	33,051	(7)	*	0		0	*

Seth J. Kalvert	64,729	(8)	*	0		0	*

All executive officers, directors and director nominees as a group (10 persons)	2,744,946	(9)	1.9	0		0	1.1

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on a Schedule 13D/A(1) with the SEC on December 11, 2012 by Liberty and Mr. Diller (the “Liberty/Diller Schedule 13D”) and the Company’s records. Consists of 18,159,752 shares of Common Stock and 12,799,999 shares of Class B Common Stock owned by Liberty. Excludes shares beneficially owned by the executive officers and directors of Liberty, as to which Liberty disclaims beneficial ownership.

(2)	Based solely on information filed on a Schedule 13G/A with the SEC on April 10, 2013 by FMR LLC, the parent holding company of Fidelity Management & Research Company (“Fidelity”). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fidelity funds (“Funds”) each has sole power to dispose of the 12,189,188 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)	Based solely on information filed on a Schedule 13G/A with the SEC on February 14, 2013 by Lone Pine Capital LLC. Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), which serves as investment manager to Lone Spruce, L.P., a Delaware limited partnership (“Lone Spruce”), Lone Balsam, L.P., a Delaware limited partnership (“Lone Balsam”), Lone Sequoia, L.P., a Delaware limited partnership (“Lone Sequoia”), Lone Cascade, L.P., a Delaware limited partnership (“Lone Cascade”), Lone Sierra, L.P., a Delaware limited partnership (“Lone Sierra”), Lone Cypress, Ltd., a Cayman Islands exempted company (“Lone Cypress”), Lone Kauri, Ltd., a Cayman Islands exempted company (“Lone Kauri”) and Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company (“Lone Monterey Master Fund”, and together with Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Cypress, Lone Kauri and Lone Monterey Master Fund, the “Lone Pine Funds”), with respect to the common stock directly held by each of the Lone Pine Funds. Stephen F. Mandel, Jr., the managing member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the common stock directly held by each of the Lone Pine Funds.

(4)	Based on information filed March 4, 2013 on Form 4 by the Company and the Company’s records. Consists of (i) 52,329 shares of common stock owned by Mr. Diller, and (ii) options to purchase 2,019,694 shares of common stock held by Mr. Diller that are currently exercisable or will be exercisable within 60 days of May 1, 2013. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.

(5)	Includes options to purchase 296,093 shares of common stock that are currently exercisable or will be exercisable within 60 days of May 1, 2013.

(6)	Represents 1,938 shares of common stock that are held by Maffei Foundation.

(7)	Includes options to purchase 25,000 shares of common stock that are currently exercisable or will be exercisable within 60 days of May 1, 2013.

(8)	Includes options to purchase 60,943 shares of common stock that are currently exercisable or will be exercisable within 60 days of May 1, 2013.

(9)	Includes options to purchase 2,401,730 shares of common stock that are currently exercisable or will be exercisable within 60 days of May 1, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, TripAdvisor officers and directors and persons who beneficially own more than 10% of a registered class of TripAdvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish TripAdvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to TripAdvisor and/or written representations that no additional forms were required, TripAdvisor believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Prior to the completion of the Spin-Off, we were subject to the policies and procedures of Expedia regarding the review and approval of related person transactions. In general, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and our stockholders.

The legal and accounting departments work with business units throughout TripAdvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of TripAdvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	TripAdvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of TripAdvisor and our stockholders.

Related Person Transactions

Expedia

Related-party revenue from Expedia of $203.8 million, $211.0 million and $171.1 million for the years ended December 31, 2012, 2011 and 2010, respectively, primarily consists of click-based advertising and other advertising services provided to Expedia and its subsidiaries and is recorded at contract value, which we believe is a reasonable reflection of the value of the services provided. Related-party revenue represented 27%, 33% and 35% of our total revenue for the years ended December 31, 2012, 2011 and 2010, respectively.

Prior to the Spin-Off, our operating expenses included a related-party shared services fee, of $9.2 million and $7.9 million for the years ended December 31, 2011 and 2010, respectively, which was comprised of allocations from Expedia for accounting, legal, tax, corporate development, financial reporting, treasury and real estate functions and included an allocation of employee compensation within these functions. These allocations were determined on a basis that Expedia and we considered to be a reasonable reflection of the cost of services provided or the benefit received by us. These expenses were allocated based on a number of factors including headcount, estimated time spent and operating expenses. It was not practicable to determine the amounts of these expenses that would have been incurred had we operated as an unaffiliated entity. In the opinion of our management, the allocation method was reasonable.

Other related-party operating expenses which were included within selling and marketing expense were $6.4 million, $4.3 million, and $1.2 million for the years ended December 31, 2012, 2011 and 2010, respectively, which primarily consisted of marketing expense for exit windows.

Related party net interest income (expense) of $0.5 million and ($0.2) million for the years ending December 31, 2011 and 2010 are reflected in the consolidated and combined statements of operations within interest income (expense), net and were primarily intercompany in nature, arising from the transfer of liquid funds between Expedia and us that occurred as part of Expedia’s treasury operations prior to the Spin-Off.

The net related party receivable balances with Expedia reflected in our consolidated balance sheets as of December 31, 2012 and 2011 were $24.0 million receivable and $14.1 million, respectively. In addition to the revenue and expense relationships described above, the change in the net related party receivable balance was also affected by our transfer of domestic cash receipts to Expedia during the periods prior to the Spin-Off offset by Expedia’s funding of our payroll and income tax payments as well as certain acquisitions. In connection with the Spin-Off, all domestic intercompany receivables/payables with Expedia were extinguished.

As discussed in “Note 1 — Organization and Basis of Presentation” in our Annual Report on Form 10-K filed with the SEC on February 15, 2013, we transferred $405.5 million in cash to Expedia in the form of a dividend, prior to completion of the Spin-Off. Per the Separation Agreement we were to retain $165 million in cash on hand immediately following the Spin-off and the agreement also provided for a subsequent reconciliation process to ensure the appropriate amount was retained. The completion of this reconciliation resulted in us recording an additional receivable from Expedia of $7 million at December 31, 2011, which was subsequently received by us during 2012.

We were a guarantor of Expedia’s credit facility and outstanding senior notes. These guarantees were full, unconditional, joint and several, and were released upon Spin-Off.

From the completion of the Spin-Off until December 11, 2012, as a result of the irrevocable proxy of Liberty described in more detail below under “— Liberty and Barry Diller”, Mr. Diller was effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote). Additionally, Mr. Diller was the Chairman and Senior Executive of Expedia, and through similar arrangements between Mr. Diller and Liberty, Mr. Diller was effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote). As a result, from the completion of the Spin-Off until December 11, 2012, TripAdvisor and Expedia were related parties since they were under common control. On December 11, 2012, as a result of the purchase by Liberty of an aggregate of 4,799,848 shares of common stock of TripAdvisor from Mr. Diller and certain of his affiliates which is described in further detail below under “— Liberty and Barry Diller”, Expedia and TripAdvisor are no longer under common control. However, Expedia continues to be a related party to TripAdvisor due to Liberty’s ownership of Expedia stock.

For purposes of governing certain of the ongoing relationships between us and Expedia at and after the Spin-Off, and to provide for an orderly transition, we and Expedia have entered into various agreements, including, among others, the Separation Agreement; the Tax Sharing Agreement, the Employee Matters Agreement, the Transition Services Agreement, and commercial agreements. The various commercial agreements, including click-based advertising agreements, content sharing agreements and display-based and other advertising agreements, had terms of up to one year. The full texts of the Separation Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Master Advertising Agreement (CPC) are incorporated by reference to our Annual Report on Form 10-K filed with the SEC on February 15, 2013 as Exhibits 2.1, 10.2, 10.3, 10.4 and 10.6 (10.6 filed in redacted form pursuant to confidential treatment request), respectively. We continue to work together with Expedia pursuant to various commercial agreements between subsidiaries of TripAdvisor, on the one hand, and subsidiaries of Expedia, on the other hand. These commercial arrangements were and will continue to be negotiated on an arm’s length basis.

Liberty and Barry Diller

On December 20, 2011, in connection with the Spin-Off, we entered into a governance agreement (the “Governance Agreement”) with Liberty and Barry Diller, our former Chairman of the Board of Directors and our Senior Executive. The summary of the material terms of the Governance Agreement are qualified in their entirety by the full text of the Governance Agreement, which is incorporated by reference to our Annual Report on Form 10-K filed with the SEC on February 15, 2013 as Exhibit 10.1. In addition, Liberty and Mr. Diller entered into a stockholders agreement, dated December 20, 2011 (the “Stockholders Agreement”), pursuant to which, among other things, Liberty granted to Mr. Diller an irrevocable proxy (the “Proxy”) with respect to all of TripAdvisor’s securities beneficially owned by Liberty on all matters submitted to a stockholder vote or by which the stockholders may act by written consent (other than with respect to contingent matters with respect to which Liberty had not consented).

By virtue of the Proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller was effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote). Additionally, Mr. Diller was the Chairman and Senior Executive of Expedia, and through similar arrangements between Mr. Diller and Liberty, Mr. Diller was effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote). As a result, from the completion of the Spin-Off until December 11, 2012, TripAdvisor and Expedia were related parties since they were under common control.

On December 11, 2012, Liberty purchased an aggregate of 4,799,848 shares of common stock of TripAdvisor from Mr. Diller and certain of his affiliates (the “Stock Purchase”). Effective upon completion of the Stock Purchase, Mr. Diller resigned as Chairman and the Senior Executive of TripAdvisor, but continued to serve as a non-employee director. As a result of the completion of the Stock Purchase: (i) the Stockholders Agreement has, in accordance with its terms, terminated, (ii) the Proxy has terminated and Mr. Diller no longer has the right to vote the shares of TripAdvisor common stock and Class B common stock beneficially owned by Liberty, and (iii) the Governance Agreement has, in accordance with its terms, terminated with respect to Mr. Diller and remains in effect with respect to Liberty and TripAdvisor.

As of the record date, Mr. Diller beneficially owned 2,072,023 shares of our common stock (assuming the exercise of options to purchase 2,019,694 shares of common stock that are or become exercisable by Mr. Diller or vest within 60 days of May 1, 2013), which shares constitute 1.4% of the outstanding shares of common stock. Effective April 23, 2013, Mr. Diller tendered his resignation from our Board of Directors and is now employed by the Company as a special advisor to our Chief Executive Officer. As of the record date, Liberty beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.9% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of the Liberty’s shares of Class B common stock into common stock, Liberty would beneficially own 21.6% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, Liberty may be deemed to beneficially own equity securities representing approximately 56.5% of our voting power. As a result, Liberty is effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

TripAdvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. TripAdvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. TripAdvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows TripAdvisor to “incorporate by reference” the information that TripAdvisor’s files with the SEC, which means that TripAdvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. TripAdvisor incorporates by reference the documents listed below, which TripAdvisor has already filed with the SEC:

•	TripAdvisor Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 15, 2013, as amended on April 30, 2013.

ANNUAL REPORTS

TripAdvisor’s Annual Report to Stockholders for 2012, which includes TripAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2012 (not including exhibits), is available at http://ir.tripadvisor.com/annual-proxy.cfm. Upon written request to TripAdvisor, Inc., 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary, TripAdvisor will provide, without charge, an additional copy of TripAdvisor’s 2012 Annual Report on Form 10-K. TripAdvisor will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing TripAdvisor’s corporate website at www.tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2014 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in TripAdvisor’s proxy materials for presentation at the 2014 Annual Meeting of Stockholders must ensure that their proposal is received by TripAdvisor no later than January 13, 2014 at its principal executive offices at 141 Needham Street, Newton, Massachusetts 02464, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2014 Annual Meeting of Stockholders without inclusion of the proposal in TripAdvisor’s proxy materials are required to provide notice of such proposal to TripAdvisor at its principal executive offices no later than April 2, 2014. TripAdvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Newton, Massachusetts

May 13, 2013

Appendix A

TRIPADVISOR, INC.

2011 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value and to assume and govern other awards pursuant to the adjustment of awards granted under the Expedia Long-Term Incentive Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Adjusted Awards” has the meaning set forth in the preamble to Section 1.

(c) “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Bonus Award granted or assumed pursuant to the terms of this Plan, including Adjusted Awards.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Bonus Award” means a bonus award made pursuant to Section 9.

(h) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i) “Change in Control” has the meaning set forth in Section 10(b).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” has the meaning set forth in Section 2(a).

(m) “Common Stock” means common stock, par value $0.001 per share, of the Company.

(n) “Company” means TripAdvisor, Inc., a Delaware corporation or its successor.

(o) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

(p) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(r) “EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Employee Matters Agreement” means the Employee Matters Agreement by and between Expedia and the Company dated as of December 20, 2011.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v) “Expedia” means Expedia, Inc., a Delaware corporation.

(w) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

(x) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(y) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution or (iii) the initial date on which an Adjusted Award was granted under the Expedia Long-Term Incentive Plan.

(z) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(bb) “NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.

(cc) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(dd) “Option” means an Award described under Section 5.

(ee) “Outside Directors” has the meaning set forth in Section 11(a).

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Bonus Awards or other stock-based awards. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, division or department of the Company that are intended to qualify under Section 162(m)(4)(C) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(hh) “Plan” means this TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ii) “Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

(jj) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk) “Restricted Stock” means an Award described under Section 6.

(ll) “Restricted Stock Units” means an Award described under Section 7.

(mm) “Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(nn) “RS Restriction Period” has the meaning set forth in Section 6(b)(ii).

(oo) “RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).

(pp) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(qq) “Separation” has the meaning set forth in the Employee Matters Agreement.

(rr) “Share” means a share of Common Stock.

(ss) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(tt) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(uu) “Tandem SAR” has the meaning set forth in Section 5(b).

(vv) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ww) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For the avoidance of doubt, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan and the Employee Matters Agreement (including the original terms of the grant of the Adjusted Award):

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Bonus Awards or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Bonus Award;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(ix) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) to decide all other matters that must be determined in connection with an Award; and

(xi) to otherwise administer the Plan.

(b) Procedures. (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award (other than any Bonus Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

(a) Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) 10,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 7,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) Individual Limits. During a calendar year, no single Participant may be granted:

(i) Options covering in excess of 3,000,000 Shares; or

(ii) Qualified Performance-Based Awards in the form of Restricted Stock Units or Restricted Stock covering in excess of 2,000,000 Shares in the aggregate;

provided, however, that Adjusted Awards shall not be subject to the limitations set forth in this Section 3(b).

(c) Rules for Calculating Shares Delivered.

(i) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

(iii) With respect to Awards other than Adjusted Awards, to the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii) In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each

Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv) Any adjustment under this Section 3(d) need not be the same for all Participants.

(v) Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Matters Agreement; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Matters Agreement.

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the applicable Adjusted Award assumed under the Employee Matters Agreement:

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Terminations of Employment. Subject to Section 10(c), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1 (a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6. RESTRICTED STOCK

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of TripAdvisor, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(c), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. RESTRICTED STOCK UNITS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(c), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8. OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. BONUS AWARDS

(a) Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Bonus amounts payable to any individual Participant with respect to a Plan Year will be limited to a maximum of $10 million. For performance periods that are shorter than a Plan Year, such $10 million maximum may be pro-rated to the extent provided by the Committee. Bonus Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan.

(b) Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of: (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder. The Bonus Award to any Participant for any Plan Year or such shorter performance period may be reduced or eliminated by the Committee in its discretion.

SECTION 10. CHANGE IN CONTROL PROVISIONS

(a) Impact of Event/Single Trigger. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(e) and 14(k), and with respect to Adjusted Awards only, to the extent specified in an Award Agreement or the applicable Expedia Long-Term Incentive Plan (it being understood that any reference to a “change in control,” “change of control” or similar definition in an Award Agreement or the Expedia Long Term Incentive Plan for any such Adjusted Award shall be deemed to refer to a “change in control,” “change of control” or similar transaction with respect to the Company (as successor to the originally-referenced entity) for such Adjusted Award assumed hereunder), notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, with respect to Awards (other than Bonus Awards) held by officers of the Company with a title of Senior Vice President of the Company or above as of immediately prior to the Change in Control, and with respect to all other Participants solely to the extent provided in the applicable Award Agreement:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(b) Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Separation shall not constitute a Change in Control.

(c) Impact of Event/Double Trigger. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(e) and 14(k), and with respect to Adjusted Awards only, to the extent specified in an Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s

Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i) any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control (including any Options and Stock Appreciation Rights that became vested pursuant to Section 10(a)) shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(c) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

(ii) all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(d) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

(e) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m)

Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption as of the Grant Date, and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11(b).

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162 (m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. TERM, AMENDMENT AND TERMINATION

(a) Effectiveness. The Plan shall be effective as of December 20, 2011 (the “Effective Date”).

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

SECTION 14. GENERAL PROVISIONS

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(j) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(l) Employee Matters Agreement. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Employee Matters Agreement, the Expedia Long-Term Incentive Plan and the award agreement granted thereunder; provided, however, that in all events any reference to a “change in control,” “change of control” or similar definition in an Award Agreement or the applicable Expedia Long Term Incentive Plan for any such Adjusted Award shall be deemed to refer to a “change in control,” “change of control” or similar transaction with respect to the Company (as successor to the originally-referenced entity).

FIRST AMENDMENT

TO

TRIPADVISOR, INC.

2011 STOCK AND ANNUAL INCENTIVE PLAN

A.	The TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan (the “Plan”) is hereby amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and substituting therefor the following:

“The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) 25,000,000.”

2.	Section 3(b)(i) of the Plan is hereby amended by deleting such Section in its entirety and substituting therefor the following:

“(i)	Options and/or Stock Appreciation Rights covering in excess of 3,000,000 Shares.”

B.	Except as otherwise amended, the Plan is hereby confirmed in all other respects.

C.	This First Amendment shall become effective upon the approval of the Company’s stockholders at the Company’s 2013 Annual Meeting.

TRIPADVISOR, INC. 141 NEEDHAM STREET NEWTON, MA 02464

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M60335-Z60597	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPADVISOR, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		☐	☐	☐
01) Gregory B. Maffei	05) Christopher W. Shean
02) Stephen Kaufer	06) Sukhinder Singh Cassidy
03) Jonathan F. Miller	07) Robert S. Wiesenthal
04) Jeremy Philips
Each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as TripAdvisor, Inc.’s independent registered public accounting firm for 2013.						☐	☐	☐
3. To consider and approve TripAdvisor, Inc.’s 2011 Stock and Annual Incentive Plan, as amended.						☐	☐	☐
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.				☐
(see reverse for instructions)
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M60336-Z60597

TRIPADVISOR, INC.

Annual Meeting of Stockholders

June 28, 2013 10:30 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, Eastern Time on June 28, 2013, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side